Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-64409, 333-64411 and 333-64413) of Giga
Information Group, Inc. of our report dated February 18, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K/A.



PricewaterhouseCoopers LLP

Boston, Massachusetts
May 2, 2000